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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                Jurisdiction of          Percent of
Parent                              Subsidiaries                                Organization              Ownership
------                              ------------                                ------------              ---------

Hawk Corporation                    Friction Products Co.                       Ohio                           100%
                                    Logan Metal Stampings, Inc.                 Ohio                           100%
                                    Helsel, Inc.                                Delaware                       100%
                                    S.K. Wellman Holdings, Inc.                 Delaware                       100%
                                    Hutchinson Products Corporation             Delaware                       100%
                                    Sinterloy Corporation                       Delaware                       100%


Friction Products Co.               Hawk Brake, Inc.                            Ohio                           100%


S.K. Wellman                        S.K. Wellman Corp.                          Delaware                       100%
Holdings, Inc.                      Wellman Friction Products
                                            U.K. Corp.                          Delaware                       100%
                                    S.K. Wellman S.p.A.                         Italy                           95%

S.K. Wellman Corp.                  The S.K. Wellman Company
                                            of Canada Limited                   Canada                         100%
                                    S.K. Wellman S.p.A.                         Italy                            5%
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